                                                                      Exhibit 23









INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in Registration Statements No. 33-39102 and 333-01275 of Lancaster Colony Corporation on Form S-8 of our reports dated August 22, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lancaster Colony Corporation for the year ended June 30, 2001.



/S/ Deloitte & Touche LLP



DELOITTE & TOUCHE LLP

Columbus, Ohio
September 21, 2001